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                                                           EX-10.1(a)
                 Performance Incentive Plan Agreement


                              PERFORMANCE AGREEMENT

      This is an agreement made this 26th day of November, 1985, by and between Clifton E. Forrest (hereinafter "Executive") and Central Michigan Newspapers, Inc., a Virginia corporation (hereinafter "Company")

                                    Recitals

      Executive has loyally and effectively served Company in a key management capacity, and Company desires to recognize Executive's past contributions to Company's business, to retain Executive's experience and knowledge in Company's management, and to induce Executive to remain in the employ of Company or an Affiliate. To these ends, Company desires by this agreement to provide identifiable financial incentives for Executive to foster the financial growth and expansion of Company and its Affiliates.

      In consideration of the foregoing and of the covenants and agreements hereinafter contained, Company and Executive hereby covenant and agree as follows:

      1. Executive. Executive shall perform such duties as normally are incident to Executive's current position as President of Company and such offer or additional duties as Company's Board of Directors hereafter may, from time to time, prescribe and shall devote such reasonable time, attention, and effort as are necessary properly to fulfill Executive's duties and responsibilities to Executive's employer.

      2. Creation of Account. With respect to the company designated as provided in Section 3 ("Performance Company"), Company hereby credits to a special account identified to this agreement and created for such purpose ("Account") the number of units ("Units") designed in Section 3. The value of the Account as determined from time to time ("Account Value") shall be that amount, not less than zero, determined by applying the formula set Forth in Exhibit A, adjusted as permitted by Section 10, ("Formula") to the Performance Company, using the factor designated in Section 3. ("Factor").

      3. Participation Certificate and Designations. Subject to the provisions of Section 10., for purposes of this agreement, the following are hereby designated: (a) the number of Units is 4000.; (b) the Performance Company is CMN Holding, Inc. & Subsidiaries (Consolidated); and (c) the Factor is -0-. This designation is memorialized in participation certificate ("Certificate") number 1 delivered to Executive this date, receipt of which is hereby acknowledged by Executive. The Certificate shall create no rights, and all rights of Executive shall be solely as expressly


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provided in this agreement.

      4. Vesting. Subject to Section 13. and if Executive is then employed by Company or an Affiliate and vesting shall not have been earlier terminated by Company as provided in Section 6., on February 28 of the year next following the date of this agreement Executive's interest in the Account Value shall be 80 % vested, and thereafter during the period of Executive's continued employment by Company or an Affiliate an additional 20 % interest in such Account Value shall vest on each subsequent February 28 of each of the next succeeding 1 fiscal years.

      5. Accelerated Vesting. Subject to Section 13., if Executive is then employed by Company or an Affiliate and vesting shall not have been earlier terminated, Executive's interest in the Account Value shall immediately be 100% vested as of the date when any of the following occurs: (a) Executive's death,
(b) Executive's retirement from employment by Company or any Affiliate after attaining the age of 65 years, or (c) termination of Executive's employment by. Company or any Affiliate due to Executive's inability to perform the tasks of Executive's then position because of a medically determinable physical or mental impairment, not caused or contributed to by any action of Executive, that is expected by Company to continue for a continuous period of 12 calendar months or more extending beyond the date of such termination of employment.

      6. Payment of Vested Amount; Termination of Vesting. Subject to the provisions of Sections 7. and 13., and to the extent not then prohibited or restricted by any agreement to which Company or its assets then are subject, on that date (the "Satisfaction Date") which is the earlier to occur of (i) the date when Executive ceases to be an employee of Company or any Affiliate, or
(ii) the date when Executive receives written notice from Company of Company's election to discontinue vesting hereunder as to Executive, Executive shall become entitled to either of the following:

            A. If Executive has then ceased to be an employee of Company or any Affiliate, Executive shall be entitled to payment in cash of an amount equal to Executive's then vested percentage of the Executive's then Account Value ("Vested Amount") upon delivery to Company of an acceptable receipt, payable to Executive as follows: either (a) in full within 60 days after the Satisfaction Date, or, at Company's sole election, (b) in quarterly installments of at least 2.5% of the Vested Amount, payable until such time as the Vested Amount is paid in full; the first of any such quarterly installments to be due and payable on that date


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      which is l90 days after the Satisfaction Date. If paid in quarterly installments as provided in (b), the balance of the Vested Amount owing on any quarterly installment date may be paid in full at Company's then election, but if not so paid the then unpaid balance of the Vested Amount owing as of the next subsequent quarterly installment date shall be an amount equal to 102% of the amount of any unpaid balance of the Vested Amount as of the immediately preceding installment date, or

            B. If Executive is an employee of Company or any Affiliate but has received written notice from Company of its election to discontinue vesting hereunder as to Executive, Executive shall be entitled to receive from Company, within 60 days after such notice, and at Company's sole election, either (a) the Vested Amount paid as provided in A. above, or (b) a new performance agreement substantially identical herewith in form and economic effect but executed and entered into by Executive and an Affiliate, whereupon sue; Affiliate shall thereby assume and become solely liable for any then vested percentage of the Executive's then Account Value hereunder, as in such agreement provided, and Company thereafter shall have no further responsibility to Executive hereunder.

In no event shall Executive be entitled to payment, or to any other right or rights, under or pursuant to this agreement other than as herein expressly provided, and Company, at its sole option, may discontinue vesting hereunder as to Executive at any time, with or without cause, by delivering or mailing notice of such discontinuance to Executive, and thereafter the Account Value shall be fixed and no further interest in the Account Value shall vest in Executive pursuant to this agreement.

      7. Reduction for Cause. (a) If Company or any Affiliate shall terminate Executive's employment for Cause then the terminating entity, at its sole election, may reduce Executive's then vested interest, if any, in the Account Value to no less than 50% of its then amount, effective as of the Satisfaction Date. (b) If at any time or times within the period ending three years after the Satisfaction Date Executive shall engage in Prohibited Competition, then Company, at its sole option, may reduce Executive's then Vested Amount so that Executive thereafter shall not receive, and Company shall not thereafter make or be required to make, payment or payments, in whole or in part, which will cause the aggregate amount of all payments made by Company on the Vested Amount to exceed 30% of the amount of the Vested Amount as determined as of the Satisfaction Date.

      8. Beneficiaries. Each payment on the Vested Amount required hereby shall be made to Executive so long as Executive shall live. After Executive's death each required payment on the


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Vested Amount shall be made to Executive's personal representative to be a part of Executive's estate, unless during Executive's lifetime Executive shall have filed with Company a written designation acceptable to Company designating one or more named beneficiaries ["Beneficiary(ies)"] to receive any such payment after Executive's death, in which case each such required payment shall be made to any designated Beneficiary then living, in accordance with such designation.

      9. Definitions. When used in this agreement and any exhibit hereto, each term defined in Exhibit B shall have the meaning therein set forth.

      10. Subsequent Designation of Performance Company. If the Performance Company specified in Section 3. shall (a) or any reason cease to be an Affiliate, or (b) shall be merged or combined with or into another company, or
(c) shall have its results consolidated for accounting purposes with companies other than those consolidated with it as of the date of this agreement, Company at its sole option may, by a writing mailed or delivered to Executive, designate from among Company and its then Affiliates a new Performance Company for all purposes of this agreement. Upon any such designation the formula set forth in Exhibit A shall be adjusted in order to minimize any change in the then amount of the Account Value as of the date the new Performance Company is designated.

      11. Not an Employment Contract. This is not an employment contract, does not confer upon Executive any right to any present or future position or scale of remuneration or to a continuation of employment for any time, and does not in any way restrict or limit the right of Company or any Affiliate to terminate Executive's employment at any time, with or without cause or for no cause.

      12. No Shareholder or Other Rights. This agreement and the Certificate delivered to Executive pursuant hereto create no rights as a shareholder in Company or any Affiliate, create no rights with respect to any share to Company's capital stock, and create no security or other interest or right in and to any property or assets of Company or any Affiliate.

      13. Annulment of Agreement. Anything to the contrary in this agreement notwithstanding, this agreement and all rights of Executive or of his personal representative, estate, or of any Beneficiary, arising hereunder, including, without limitation, any right then or thereafter to receive any payment or payments of all or any portion of any Vested Amount hereunder, whether then or thereafter to be determined, shall cease and determine and this agreement, all rights hereunder, and the Certificate, each shall be void upon Executive's (a) executing a petition to


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be declared a bankrupt, or (b) making a general, written assignment for the benefit of Executive's creditors, or (c) without Company's previous written consent, attempting in any way, in whole or in part, to anticipate, sell, assign, pledge, alienate, encumber, charge, or otherwise transfer or grant a security or other interest in ("Transfer"), any right or rights hereunder or thereunder.

      14. No additional Units. This agreement gives the Executive no right to any additional or different number of Units other than as expressly set forth herein.

      15. Miscellaneous. This agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors, and assigns and sets forth the entire agreement of the parties hereto concerning the subject matter hereof. Executive may not, directly or indirectly, or in whole or in part, Transfer any right to Executive under this agreement and upon any such Transfer or attempted Transfer all of Executive's rights hereunder shall cease and determine and become void. This agreement may not be amended without the prior written consent of all parties hereto, and shall be governed by and construed in accordance with the domestic, substantive laws of the Commonwealth of Virginia. The captions herein are for ease of reference only and do not constitute a substantive part of this agreement.

      WITNESS the following signatures as of the day, month, and year first above written.

                             Company:

                             Central Michigan Newspapers, Inc.


                             By:   /s/ Alan  Brill
                             ----------------------------------
                                a Duly authorized officer

                             Executive:


                                   /s/ Clifton E. Forrest
                             ----------------------------------
                                      (name)


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                                                                       Exhibit A

                                  Account Value

The Account Value at any time shall be the sum of

      (a) Primary Unit Rights multiplied by Working Capital Adjustment,

      (b) Primary Unit Rights multiplied by Long Term Debt multiplied by (-1),

      (c) Primary Unit Rights multiplied by the sum of Dividends less Dividends Received,

      (d) Secondary Unit rights multiplied by the sum of

            (1) Revenues, multiplied by the coverage percentage, and

            (2) The quotient of Factor divided by Multiple,

when applied with respect to the Performance Company; provided that if Account Value is determined in conjunction with a sale of this Performance Company, such amount as determined in (d) shall not exceed 10 percent of the sale price.


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                                                                       Exhibit B

                                   DEFINITIONS

      As used herein the following terms shall have the following meanings:

      1. Affiliate - Means as of any time each corporation of which Alan R. Brill then owns, directly or through an Affiliate, at least 51 % of the then issued and outstanding voting capital stock.

      2. Coverage Percentage - Means as of any time the result, of Revenues divided into the sum of: (a) net income (loss) before income taxes and equity in the income of Affiliates; (b) depreciation; (c) management fee; and (d) non-operating expenses, net of non-operating income, each to be conclusively determined by Company from Performance Company's financial statements for its then most recently ended fiscal year.

      3. Cause - Means any fraudulent or criminal act by Executive or any willful act by Executive to the material detriment of the operations or business of Company or any Affiliate.

      4. Dividends - Means cumulative distributions on the common stock of the Performance Company subsequent to the date of this agreement.

      5. Dividends Received - Means cumulative distributions to the Performance Company on stock investments in its affiliates subsequent to the date of this agreement.

      6. Factor - Means the amount specified in Section 3.

      7. Long-Term Debt - Means as of any time that portion of all long-term liabilities of the Performance Company as reflected in its financial statements plus the gross obligations under non-operating consulting or non-competition agreements to extent not otherwise reflected in such statements, for its then most recently ended fiscal year, which Company elects in its sole discretion, to include in computing the Account Value.

      8. Multiple - Means a number of -8- eight to be used in determination of Secondary Unit Rights.

      9. Primary Unit Rights - Primary Unit Rights are the Unit Rights multiplied by (.25).


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      10. Prohibited Competition - Means Executive's (a) serving, directly or indirectly, as an officer agent, partner, or director of, or being employed by, consulting with, assisting, or rendering advice to, or having more than a 5% ownership interest as a stockholder, partner, or otherwise in any partnership, corporation or other person, or persons, natural or corporate, engaged in any business activity competing for personnel of or with any business conducted by Company or any Affiliate, including any owner or operator of a business located within, or which regularly solicits advertising in, a significant circulation or broadcast area of any publication or broadcast station then owned by Company or any Affiliate, or (b) divulging any material, confidential, or commercially sensitive information concerning the business, profits, sales, customers, financing, or financial condition of Company or any Affiliate to any person or persons natural or corporate, other than an officer, director, stockholder, or duly authorized agent, or employee of Company or an Affiliate.

      11. Revenues - Means as of any time annual operating revenues of the Performance Company as reported in the financial statements of Performance Company for its then; most recently ended fiscal year, including trade, and other non-primary revenues net of related expenses.

      12. Secondary Unit Rights - Secondary Unit Rights are the Primary Unit Rights multiplied by the Multiple.

      13. Unit Rights - Unit Rights are the number of Units as specified in Section (3) multiplied by the Unit Value.

      14. Unit Value - Unit Value is .00D1.

      15. Working Capital Adjustment - As of any time the Working Capital Adjustment is the excess (or deficit) of current assets over current liabilities, further adjusted to include non-current assets of a non-operating investment nature (such as notes-receivable, cash value of life insurance, and investment in subsidiaries) and less par value of preferred stock and any deferred tax liability, all as determined by Company from the Performance Company's financial statements for its then most recently ended fiscal year.


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